Exhibit 99.1

Unless the context requires otherwise, references to “HTG,” “HTG Molecular Diagnostics,” “we,” “us” and “our” refer to HTG Molecular Diagnostics, Inc.

Forward-looking Statements

This Exhibit 99.1 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can often be identified by the use of forward-looking words such as “believe,” “expect,” “hope,” “may,” “will,” “plan,” “intend,” “estimate,” “could,” “should,” “would,” “continue,” “seek,” “pro forma,” or “anticipate,” or other similar words (including their use in the negative), or by discussions of future matters. Forward-looking statements include, but are not limited statements about:

•	our ability to successfully commercialize our products and services, including our HTG EdgeSeq assays and corresponding automation systems;

•	our ability to generate sufficient revenue or raise additional capital to meet our working capital needs;

•	our ability to generate revenue from our products and services and drive revenue streams, including molecular diagnostic (“MDx”) revenue;

•	our ability to secure regulatory clearance or approval, domestically and internationally, for the clinical use of our products;

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our ability to develop new technologies to expand our product offerings, including direct-target sequencing for detection of mutations in genomic DNA and/or expressed RNA (such as single-point mutations and gene rearrangements, including gene fusions and insertions), and methods to detect mutation load and microsatellite instability;

•	the activities anticipated to be performed by us and third parties under design and development projects and programs, and the expected benefits and outcomes of such projects and programs;

•	the implementation of our business model and strategic plans for our business;

•	the regulatory landscape for our products, domestically and internationally;

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our strategic relationships, including with holders of intellectual property relevant to our technologies, manufacturers of next-generation sequencing (“NGS”) instruments and consumables, critical component suppliers, distributors of our products, and third parties who conduct our clinical studies;

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future activities under, and potential modifications to, our Master Assay Development, Commercialization and Manufacturing Agreement (the “Governing Agreement”) with QIAGEN Manchester Limited (“QML”), a wholly owned subsidiary of QIAGEN N.V.;

•	our intellectual property position;

•	our ability to comply with the restrictions of our debt facility and meet our debt obligations;

•	our expectations regarding the market size and growth potential for our life sciences and diagnostic businesses;

•	our expectations regarding trends in the demand for sample processing by our biopharmaceutical company customers;

•	any estimates regarding expenses, future revenue and capital requirements;

•	our ability to sustain and manage growth, including our ability to develop new products and enter new markets;

•	our ability to continue as a going concern; and

•	our expectations regarding the time during which we are an emerging growth company under the Jumpstart Our Business Startups Act of 2012, as amended.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

In addition, you should refer to the “Risk Factors” section in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 for a discussion of other important factors, risks and uncertainties that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements.

The cautionary statements made in this Exhibit 99.1 are intended to be applicable to all related forward-looking statements wherever they may appear in this Exhibit 99.1. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

Overview of our Business

We are a commercial stage RNA platform-based life sciences company focused on advancing the promise of precision medicine. Our product and service solutions are based on our proprietary next-generation HTG EdgeSeq technology that enables full RNA profiling using a small amount of biological sample, in liquid or solid forms. Our menu of HTG EdgeSeq assays is automated on our HTG EdgeSeq platform, which applies genetic sequencing tools that generate expression data in a timely manner utilizing a simplified workflow for customers. We seek to leverage key business drivers in molecular profiling for biomarker analysis and diagnostics, including the acceleration of precision medicine, the migration of molecular testing to NGS based applications, the movement to smaller and less invasive biopsies, the need for greater diagnostic sensitivity, the need to conform to challenging healthcare economics and the need for automation and an easily deployable workflow. For example, these capabilities enable customers to extend the use of limited biological samples for retrospective analysis, gaining further understanding of the molecular drivers of disease with the goal of developing biomarker-driven targeted therapies. We also believe our technology can be used in clinical applications that will simplify, consolidate and reduce the cost of NGS-based diagnostic workflows and in commercialized companion diagnostic (“CDx”) tests.

Our HTG EdgeSeq platform is currently focused on RNA-based applications, which we believe is an area of significant unmet need and where we have demonstrated competitive advantages. In addition to expanding our applications in RNA, we are developing our HTG EdgeSeq technology to analyze DNA in biological samples, as we expect the market to express a growing need for multi-modal testing and analysis.

Our products include instrumentation, consumables, including assay kits, and software analytics that, as an integrated system, automate sample processing and can quickly, robustly and simultaneously profile tens, hundreds or thousands of molecular targets from samples a fraction of the size required by many prevailing technologies. Our objective is to establish our solutions as the standard in biomarker development and molecular diagnostics, and to make their benefits accessible to all molecular labs from research to the clinic. We believe that our target customers desire high quality molecular profiling information in a multiplexed panel format from increasingly smaller and less invasive samples, with the ability to test and analyze such information locally to minimize turnaround time and cost.

We believe customer utilization of our HTG EdgeSeq technology will drive the following three distinct but synergistic revenue streams:

1.

Research use only (“RUO”) profiling revenue associated with biomarker programs in biopharmaceutical companies and other translational research centers. Customers access our technology by purchasing our HTG EdgeSeq platform and/or utilizing our VERI/O service lab capabilities. The number of early stage biomarker programs utilizing our technology has been growing steadily and we expect this number to continue to grow as we launch new profiling panels. We expect some of these programs to advance to late-stage programs that will require diagnostic grade investigational use only (“IUO”) assays for use in clinical trials, which is a driver of our second revenue stream, collaboration service revenue.

2.

Collaborative development services revenue associated with companion diagnostic development programs for biopharmaceutical companies. Our HTG EdgeSeq technology is utilized to develop, seek regulatory approval for and commercialize CDx assays for biopharmaceutical drug candidates and corresponding therapeutics. In November 2016, we entered into the Governing Agreement with QML, a wholly owned subsidiary of QIAGEN N.V., in the field of oncology. The Governing Agreement is presently exclusive in the field of oncology, but we expect it to become non-exclusive in the field of oncology with respect to future programs at either our or QML’s election commencing November 16, 2019. We have also entered into collaborative development agreements directly with biopharmaceutical company customers in other fields. Alone, or in partnership with QML, we have entered into four companion diagnostic agreements to date, of which two are actively generating collaborative development services revenue as of June 30, 2019. Collaborative development services revenue has been and is expected to continue to fluctuate significantly from period to period as this revenue is heavily milestone-driven such that delays in completion or acceptance of project milestones and biopharmaceutical company customer internal timeline adjustments result in periods of varying levels of development activity that is often difficult to forecast. We believe this is an important component of our business due to the possibility of successful late stage programs leading to commercialization of CDx tests in multiple geographies. We believe such commercialization would contribute significantly to our third expected revenue stream.

3.

Our third developing revenue stream, MDx revenue, represents the sale of our regulated diagnostic products. To date, MDx revenue includes revenue generated through the sale of CE/IVD labeled diagnostic products and the use by our customers in Europe of our RUO consumable products for their own lab developed tests. We plan to generate MDx revenue from three primary sources:

•	companion diagnostic assays resulting from our biopharmaceutical collaborations;

•	diagnostic partnerships resulting from our collaborations with European key opinion leaders; and

•	proprietary diagnostic assays developed by us.

As of June 30, 2019, we sell two internally developed proprietary CE/IVD marked assays: our HTG EdgeSeq DLBCL Cell of Origin Assay EU and HTG EdgeSeq ALKPlus Assay EU. Several additional diagnostic tests are in early stage development, which we expect to drive this category of revenue in future periods.

To further facilitate our ability to generate European MDx revenue and improve our responsiveness to customer needs on a local level, we formed of a French subsidiary, HTG Molecular Diagnostics France SARL (“HTG France”), in November 2018. HTG France operates an applications incubator laboratory in Sausheim, France, providing application support and biomarker program services for our European collaborations. HTG France currently provides similar biomarker program services to those provided by our VERI/O laboratory in the United States, but on a much smaller scale.

In the first quarter of 2019, we announced the initiation of a program for the clinical development of a comprehensive breast cancer molecular diagnostic assay. This program will be headquartered in a new development facility in San Carlos, California. Our Chief Scientific Officer, Dr. Maureen Cronin, will oversee this new breast cancer program and Dr. Joseph Sparano of the Albert Einstein College of Medicine has agreed to lead our scientific advisory board for the program. Dr. Cronin and Dr. Sparano have extensive experience in breast cancer and breast cancer diagnostics which we expect to provide significant benefit throughout this development process. In addition, Laura Beggrow, our President, Diagnostics, will lead our diagnostic initiatives, including the daily management of the breast cancer program’s development team and collaboration with our key opinion leaders.

Our objective is to establish our solutions as the standard in molecular profiling, and to make their benefits accessible to all molecular labs from research to the clinic. The key components of our strategy are:

•	Increase and strengthen companion diagnostics collaborations with biopharmaceutical companies. We believe collaborations with biopharmaceutical companies with late-stage drug development programs will lead to us generating companion diagnostic consumables revenue. As of June 30, 2019, we had 72 active early stage development programs across leading biopharmaceutical companies which are incorporating biomarkers and potentially companion diagnostics in their drug development programs. We plan to develop novel RNA-based gene classifiers to help biopharmaceutical companies and leading translational medicine researchers better understand and predict durable response to immune checkpoint inhibitor drug candidates, such as anti-PD-L1 therapeutics, in mono and combination therapies. We also plan to develop novel RNA profiling tests that can provide important biomarker information in emerging areas of immuno-oncology, auto-immune and other disease areas.

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Develop new proprietary molecular diagnostic panels with high medical utility. Our HTG EdgeSeq platform was developed with features that we believe solve many of the issues facing NGS-based workflows. We believe our technology will enable local molecular labs to routinely test targeted RNA expression, including expressed gene mutations, such as ALK gene rearrangements using our HTG EdgeSeq ALKPlus Assay, all from extremely small samples, such as a single five-micron section of formalin-fixed paraffin-embedded tissue. We plan to develop future molecular diagnostic assays in conformance with existing reimbursement codes to facilitate our clinical customers’ billings. We also plan to work in the major European medical centers to develop and validate certain solid tumor classifiers and lower cost alternatives for breast and prostate cancer testing.

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Establish our systems workflow as the best solution for clinical sequencing. We intend to continue to establish our technology as the best complimentary workflow with next generation sequencers. We believe our differentiated HTG EdgeSeq chemistry will accelerate adoption by leveraging the large and growing installed base of next generation sequencers. We are engaged with industry and corporate partners, including Illumina, Inc., Thermo Fisher Scientific, Inc. and QML, to position our HTG EdgeSeq products as the benchmark for workflow in targeted sequencing applications.

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Expand the addressable market of our technology through new applications and expansion into new liquid biopsies. We have demonstrated technical feasibility for several new applications that are intended to allow us to measure DNA mutations directly and/or in expressed RNA and improve the already-high sensitivity of our HTG EdgeSeq assays. These and other planned new applications are expected to allow us to, among other things, develop future “multi-parameter” panels that detect both RNA and DNA targets in a single assay, for use in translational research, companion diagnostics and molecular diagnostics. As biopsies continue to utilize less invasive methods, it will be important to expand our applicability to new liquid samples such as PAXgene, platelets and exosomes.

The following chart summarizes our product pipeline and our annual estimated total available market (“TAM”) opportunity for each product in the United States (“US”) and/or the European Union (“EU”).